EXHIBIT 5





                       JONES, WALKER
                    WAECHTER, POITEVENT
                 CARRERE & DENEGRE, L.L.P.
                       June 28, 1999


Horizon Offshore, Inc.
2500 CityWest Boulevard
Suite 2200
Houston, Texas  77042

          RE:  Horizon Offshore, Inc.
               Registration Statement on Form S-3
               4,125,000 shares of Common Stock

Gentlemen:

     We have acted as your counsel in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission under the Securities Act of 1933, on or about the date hereof, with respect to the registration of 4,125,000 shares of common stock, $1.00 par value per share (the "Shares"), of the selling stockholder, as described therein.

     In so acting, we have examined originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     We  consent  to  the  filing  of  this  opinion  as  an exhibit to the
Registration Statement and to the reference to us in the prospectus included therein under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ William B. Masters
                                   ----------------------------------
                                   JONES, WALKER, WAECHTER, POITEVENT,
                                   CARRERE & DENEGRE, L.L.P.



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